EXHIBIT 3.3

AMENDED AND RESTATED BYLAWS

OF

INFONET SERVICES CORPORATION

AS OF

February 21, 2004

ARTICLE I

OFFICES

Section I (1). The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section I (2). The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section II (1). Meetings of the stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section II (2). The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section II (3). The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by the statutes of the State of Delaware, by the Restated Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section II (4). When a quorum is present at any meeting, the vote of the holders of stock representing a majority of the voting power present in person or represented by proxy thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes of the State of Delaware, or the Restated Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section II (5). At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing executed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section II (6). Special meetings of the stockholders, for any purpose or purposes, may be called only as permitted by the Restated Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section II (7). Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise required by law, the written notice of any meeting shall, pursuant to Section VI (6) of these Bylaws, be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section II (8). The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section II (9). Unless otherwise provided in the Restated Certificate of Incorporation and subject to the rules and regulations of any exchange or quotation system on which the corporation’s securities are traded, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with applicable law.

ARTICLE III

DIRECTORS

Section III (1). (a) The authorized number of directors shall be fixed from time to time exclusively by the Board Of Directors in the manner set forth in the Restated Certificate of Incorporation, but in no event shall be less than seven or more than twelve. The number of directors who must be “independent directors” (as defined in paragraph (b) of this Section III (1)) at any given time shall be based upon the then-current number of authorized directors in accordance with this Section III (1). As of the date of the adoption of this Section III (1), the authorized number of directors is eleven, and four of such directors are “independent directors”. Subject to the provisions of the Restated Certificate of Incorporation and the limitations set forth in the in the first sentence of this Section III (1), the number of authorized directors may be (i) increased in size above eleven so long as at least every other directorship thus created, starting with the first directorship and continuing alternately, is filled with an “independent director” or (ii) decreased in size below eleven so long as at least every other directorship eliminated, starting with the first seat eliminated and continuing alternately, is one held by a person who is not an “independent director”; provided, however, that if the number of authorized directors is (x) first increased and then decreased the order of decrease will be the same as the earlier increase or (y) decreased and then increased the order of increase will be the same as the earlier decrease; provided further, that to the extent that there are future additional increases or decreases in the number of authorized directors, such increases and decreases will be effected consistent with the foregoing principles. By way of example, the minimum number of authorized directors who must be “independent directors” is set forth in the table below opposite the corresponding number of authorized directors:

Total Authorized Directors	Independent Directors
7	2
8	3
9	3
10	4
11	4
12	5

The directors shall be elected at the annual meeting of the stockholders, except as provided in Section III (2) of this Article. Each director elected shall hold office until his successor is duly elected and qualified or until his or her earlier resignation or removal.

(b) As used herein, “independent director” shall mean any director who:

(i) has not been employed by the corporation or its subsidiaries or affiliates (other than the corporation’s Class A stockholders) in an executive capacity within the last five calendar years and has not been employed in an executive capacity by a Class A stockholder within the last three years;

(ii) has not received, during the current calendar year or any of the three immediately preceding calendar years, remunerations, directly or indirectly, other than de minimis remunerations, as a result of service as, or being affiliated with an entity that serves as (A) an advisor, consultant, or legal counsel to the corporation or to a member of the corporation’s senior management or (B) a significant customer or supplier of the corporation;

(iii) has no personal services contract(s) with the corporation, or any member of the corporation’s senior management;

(iv) is not affiliated with any entity that has a 10% or greater total voting power in the corporation;

(v) is not affiliated with a not-for-profit entity that received significant contributions from the corporation in excess of $10,000;

(vi) is not employed by a public company at which an executive officer of the corporation serves as a director;

(vii) has not had any of the relationships described in clauses (i) through (vi) above with any affiliate of the corporation;

(viii) is not a member of the immediate family of any person described in clauses (i) through (vii) above; and

(ix) shall not have received remuneration (other than directors’ compensation) from the corporation or any of its directors or affiliates required to be reported under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

The determination of whether a director is an “independent director” pursuant to this Section III

(1) shall be made by the Board of Directors, or any committee delegated such duty, based upon information available at the time the director is nominated, and shall be made without regard as to whether such director is “independent” under the rules of any exchange or quotation system on which securities of the Corporation are listed or under any applicable rules of the Securities and Exchange Commission. So long as such determination is made in good faith, the fact that any such director was not in fact an “independent director” at the time of nomination or later becomes ineligible to be nominated for election as an “independent director” shall not cause such director to be removed from the Board prior to the next election of Directors or affect the validity of any action by such director or by the Board or any committee thereof while such director served thereon.

Section III (2). Except as otherwise provided in the Restated Certificate of Incorporation, by the statutes of the State of Delaware or by resolution of the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section III (3). The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS

Section III (4). The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section III (5). Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board; provided, however, a meeting of the Board of Directors shall be held at least twice each fiscal year.

Section III (6). Special meetings of the Board of Directors may be called by the President or by the Secretary at the request of the President or two directors on not less than five days’ notice to each director, which notice shall be given pursuant to Section VI (6) of these Bylaws.

Section III (7). Except as may be otherwise specifically provided by the statutes of the State of Delaware, by the Restated Certificate of Incorporation or by these Bylaws, at all meetings of the Board of Directors a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section III (8). Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section III (9). Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section III (10). The Board of Directors may, by resolution passed by a majority of the Whole Board (as defined below), designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. To the fullest extent permitted by applicable law, any such committee, to the extent provided in the resolution of the Board of Directors authorizing such committees, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of directors as fixed from time to time by the Board of Directors pursuant to Article VII(i) of the Restated Certificate of Incorporation, whether or not there exist any vacancies in previously fixed directorships.

Section III (11). Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section III (12). Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

INDEMNIFICATION

Section III (13). (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE IV

OFFICERS

Section IV (1). The officers of this corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors shall also elect on an annual basis one of its members as Chairman and another member as Deputy Chairman of the Board. The corporation may also have at the discretion of the Board of Directors such other officers as are elected, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section IV(3) hereof. The Chairman of the Board and the Deputy Chairman of the Board shall be elected by the affirmative vote of at least two-thirds of the directors then in office. In the event there are two or more Vice Presidents, then one or more may be designed as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the statutes of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws otherwise provide.

Section IV (2). The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the officers of the corporation. The President, when elected, shall advise the Board of Directors on the selection of subordinate officers.

Section IV (3). The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section IV (4). The salaries of all officers of the corporation shall be fixed by the Board of Directors.

Section IV (5). The officers of the corporation shall hold office until their successors are elected and qualify in their stead. The Chairman and the Deputy Chairman of the Board may be removed at any time by the affirmative vote of at least two-thirds of the directors then in office.

CHAIRMAN OF THE BOARD

Section IV (6). The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

DEPUTY CHAIRMAN OF THE BOARD

Section IV (7). The Deputy Chairman of the Board shall, if present, preside at all meetings of the Board of Directors at which the Chairman of the Board is not present or at which the Chairman of the Board requests that the Deputy Chairman preside. The Deputy Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

PRESIDENT

Section IV (8). Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business affairs and officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board and the Deputy Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

VICE PRESIDENTS

Section IV (9). In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

Section IV (10). The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section IV (11). The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section IV (12). The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section IV (13). The Assistant Treasurer, of if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

CERTIFICATES OF STOCK

Section V (1). Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section V (2). Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section V (3). If the corporation shall be so authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences or relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section V (4). The Board of Directors, or its designee, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the taking of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, or its designee, may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its legal representative, or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section V (5). Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of shares of the corporation.

FIXING RECORD DATE

Section V (6). In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, subject to the rules and regulations of any exchange or quotation system on which the corporation’s securities are traded, which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section V (7). The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

DIVIDENDS

Section VI (1). Dividends upon the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Restated Certificate of Incorporation.

Section VI (2). Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

CHECKS

Section VI (3). All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

Section VI (4). The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section VI (5). The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section VI (6). Whenever, under the provisions of the statutes of the State of Delaware or of the Restated Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, said notice shall be in writing and shall be deemed to be given and effective upon delivery if delivered in person or by courier, or when sent if by electronic transmission (telex, telecopy or facsimile) or, if mailed, said notice shall be deemed to be given and effective five days after it is deposited in the United States airmail postage prepaid, directed to such stockholder or director, at his address as it appears on the records of the corporation.

Section VI (7). Whenever any notice is required to be given under the provisions of the statutes of the State of Delaware or of the Restated Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto

PRONOUNS AND PLURALS

Section VI (8). Whenever the context may require, any pronoun used in these Bylaws shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

ARTICLE VII

AMENDMENTS

Section VII (1). Subject to the provisions of the Restated Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of all issued and outstanding voting shares, at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

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